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                                               Accountants' Consent

The Board of Directors
The Cooper Companies, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.

                                                           KPMG Peat Marwick LLP

San Francisco, California
February 24, 1997

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